UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023 (January 4, 2023)

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On January 6, 2023, 89bio, Inc. filed a Current Report on Form 8-K (the “Original 8-K”) to report, among other things, that it had entered into the Loan Agreement and agreed to issue the Warrant to K2HV on the 16th VWAP Trading Day following the Closing Date.

This Current Report on Form 8-K/A amends the Original 8-K solely to (i) provide the conversion price for the Term Loan, (ii) provide the number of shares subject to the Warrant and the warrant price and (ii) file the form of Warrant as an exhibit. There are no other modifications or updates to any of the information made in the Original 8-K. All defined terms used in this Explanatory Note shall have the meanings set forth below.

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2023 (the “Closing Date”), 89bio, Inc. (the “Company”) and certain of its subsidiaries party thereto, as co-borrowers (together with the Company, the “Borrowers”), entered into a Loan and Security Agreement (the “Loan Agreement”) with the lenders referred to therein (the “Lenders”), K2 HealthVentures LLC (“K2HV”), as administrative agent for the Lenders, and Ankura Trust Company, LLC, as collateral agent for the Lenders. The Loan Agreement provides up to $100.0 million principal in term loans (the “Term Loan”) consisting of a first tranche of $25.0 million funded at closing, two subsequent tranches totaling $25.0 million to be funded upon the achievement of certain time-based, clinical and regulatory milestones, and a subsequent fourth tranche of up to $50.0 million upon the Company’s request, subject to review by the Lenders of certain information from the Company and discretionary approval by the Lenders. The Term Loan matures on February 1, 2027; provided, that the maturity date may be extended to August 1, 2027 if the second and third tranches are funded and the Company achieves certain other financing milestones.

The obligations of the Borrowers under the Loan Agreement are secured by certain assets of the Borrowers, including substantially all of the assets of the Company, excluding the Company’s intellectual property.

The Term Loan bears a variable interest rate equal to the greater of (i) 8.45% and (ii) the sum of (a) the Prime Rate as reported in The Wall Street Journal plus (b) 2.25%. The Company may prepay, at its option, all, but not less than all, of the outstanding principal balance and all accrued and unpaid interest with respect to the principal balance being prepaid of the Term Loan, subject to a prepayment premium to which the Lenders are entitled and certain notice requirements.

The Lenders may elect at any time following the Closing Date and prior to the full repayment of the Term Loan to convert any portion of the principal amount of the term loans then outstanding, up to an aggregate of $7.5 million in principal amount, into shares of the Company’s common stock (the “Conversion Shares”), at a conversion price equal to $12.6943, subject to certain beneficial ownership limitations.

The proceeds of borrowings under the Loan Agreement are expected to be used for working capital and general corporate requirements.

The Loan Agreement contains customary representations and warranties and affirmative and negative covenants, including covenants that limit or restrict the ability of the Borrowers or their subsidiaries to, among other things, dispose of assets, make changes to their business, management, ownership or business locations, merge or consolidate, incur additional indebtedness, pay dividends or other distributions or repurchase equity, make investments, and enter into certain transactions with affiliates, in each case subject to certain exceptions. In addition, starting in January 2024, the Company must maintain minimum unrestricted cash and cash equivalents equal to 5.0 times the average monthly consolidated change in cash and cash equivalents measured over the trailing three-month period.

The Loan Agreement contains customary events of default, including a change in control. Upon the occurrence and continuation of an event of default, all amounts due under the Loan Agreement become (in the case of a bankruptcy event), or may become (in the case of all other events of default and at the option of the administrative agent), immediately due and payable.

In addition, under the Loan Agreement, on January 27, 2023, the Company issued to K2HV a warrant to purchase up to 204,815 shares of the Company’s common stock (the “Warrant”) with a warrant price of $9.7649 per share. The number of shares of common stock for which the Warrant is exercisable and the warrant price are subject to certain proportional adjustments.

The Loan Agreement and the Warrant each provide the Lenders with certain piggyback registration rights with respect to the Conversion Shares and the shares issuable upon exercise of the Warrant.

The foregoing descriptions of the Loan Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and the Warrant filed as Exhibit 10.1 and Exhibit 4.1, respectively, attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Warrant and the Conversion Shares is incorporated by reference into this Item 3.02. The issuance of shares of the Company’s common stock underlying the Warrant and the Conversion Shares will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock for K2 HealthVentures LLC

10.1*	Loan and Security Agreement, dated as of January 4, 2023, among 89bio, Inc., 89bio Management, Inc., 89Bio Ltd., K2 HealthVentures LLC and Ankura Trust Company, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: February 2, 2023	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer